UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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FEDERAL REALTY INVESTMENT TRUST

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April 22, 2010

Dear Shareholder:

Please be advised that the Board of Trustees of Federal Realty Investment Trust (the “Trust”) has revised its proposal for the approval of the 2010 Performance Incentive Plan (the “2010 Plan”), which provides for shares of the Trust to be issued to our trustees, officers and employees. As set forth in the original Proposal 3 in the Trust’s proxy statement dated March 24, 2010 (the “2010 Proxy Statement”), the Trust was requesting shareholder approval of the 2010 Plan, which would have, among other things, provided for the issuance of 3,250,000 shares under the 2010 Plan. The revised Proposal 3 seeks shareholder approval of the 2010 Plan, as revised by the amendment attached to this proxy supplement as Appendix A. The amendment was approved by our Board of Trustees on April 22, 2010 and provides for, among other things, the issuance of up to 2,450,000 shares of the Trust under the 2010 Plan.

There are no revisions to the 2010 Proxy Statement other than the foregoing changes to Proposal 3 with respect to the revisions to the 2010 Plan, which are included in the amendment attached to this proxy supplement as Appendix A. For a complete summary of the terms of the 2010 Plan, please see the description of the material terms of the 2010 Plan submitted to the shareholders for approval as part of the original Proposal 3 in the 2010 Proxy Statement, including a copy of the 2010 Plan attached as Appendix A to the 2010 Proxy Statement, together with the amendment attached to this proxy supplement as Appendix A.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2010 PLAN, AS REVISED BY THE AMENDMENT ATTACHED TO THIS PROXY SUPPLEMENT AS APPENDIX A.

The 2010 Annual Meeting of Shareholders of the Trust will continue to be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland, on Tuesday, May 4, 2010, at 10:00 a.m. for the purpose of considering the proposals set forth in the 2010 Proxy Statement, including the 2010 Plan, as revised by the amendment attached to this proxy supplement as Appendix A.

Proxies

If you have already submitted a proxy, your vote will count as submitted by you. If you have already submitted a proxy and wish to change your vote, please revoke your proxy by following the procedures described in the proxy statement dated March 24, 2010 and vote again. If you have not yet submitted a proxy, the Board of Trustees of the Trust urges you to vote by following the procedures described in the 2010 Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 4, 2010

The 2010 Proxy Statement, including this proxy supplement, and 2009 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2009, are available at www.federalrealty.com.

The date of this proxy supplement is April 22, 2010.

Appendix A

AMENDMENT TO

FEDERAL REALTY INVESTMENT TRUST

2010 PERFORMANCE INCENTIVE PLAN

This Amendment to the Federal Realty Investment Trust 2010 Performance Incentive Plan (the “Plan”) made by Federal Realty Investment Trust (the “Trust”), a Maryland real estate investment trust.

WITNESSETH:

WHEREAS, the Trust has adopted the Federal Realty Investment Trust 2010 Performance Incentive Plan (the “Plan”) subject to approval of the shareholders of the Trust; and

WHEREAS, pursuant to Section 18 of the Plan, the Board of Trustees of the Trust retained the right to amend the Plan; and

WHEREAS, the Board of Trustees has approved this amendment to the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1.	Section 2.11(c) of the Plan is amended by deleting the words “Approval by the shareholders of the Trust of” and inserting in place thereof the words “Consummation of a transaction which is a”.

2.	Section 4 of the Plan is amended by deleting the words “Three Million Two Hundred Fifty Thousand (3,250,000)” in each place were such words appear and inserting in place thereof the words “Two Million Four Hundred Fifty Thousand (2,450,000)”.

3.	Section 13.1 of the Plan is amended by adding the following sentence at the end thereof:

“Notwithstanding the preceding, no payment shall be made by reason of the grant of Dividend Equivalent Rights provided with respect to a Performance Award or other Award for which vesting is conditioned on achievement of performance goals except to extent the recipient earns a vested right to the underlying Share or Shares subject to the Award with respect to which the Dividend Equivalent Rights are granted.”

IN WITNESS WHEREOF, the Trust has executed this Amendment this 22nd day of April, 2010.

Federal Realty Investment Trust

By:
Name:
Title:

A-1